Calculation of Filing Fee Tables
S-3
22nd Century Group, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid		Equity	Common Stock, par value $0.00001	457(o)			$ 0.00
Fees to be Paid		Equity	Preferred Stock, par value $0.00001	457(o)			$ 0.00
Fees to be Paid		Debt	Debt Securities	457(o)			$ 0.00
Fees to be Paid		Other	Securities Purchase Contracts	457(o)			$ 0.00
Fees to be Paid		Other	Warrants	457(o)			$ 0.00
Fees to be Paid		Other	Units	457(o)			$ 0.00
Fees to be Paid		Other	Subscription rights	457(o)			$ 0.00
Fees to be Paid		Unallocated (Universal) Shelf		457(o)			$ 147,655,481.00	0.0001381	$ 20,391.22
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock, par value $0.00001, underlying Warrants and Placement Agent Warrants	415(a)(6)			$ 0.00			S-3	333-270473	03/31/2023
Carry Forward Securities		Equity	Series B Preferred Stock, par value $0.00001	415(a)(6)			$ 0.00			S-3	333-270473	03/31/2023
Carry Forward Securities		Other	Warrants	415(a)(6)			$ 0.00			S-3	333-270473	03/31/2023
Carry Forward Securities		Other	Placement Agent Warrants	415(a)(6)			$ 0.00			S-3	333-270473	03/31/2023
Carry Forward Securities	1	Unallocated (Universal) Shelf		415(a)(6)			$ 0.00			S-3	333-270473	03/31/2023	$ 11,278.00
			Total Offering Amounts:				$ 147,655,481.00		$ 20,391.22
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 20,391.22
Offering Note
[1]	(1) Represents securities that may be offered and sold from time to time in one or more offerings by 22nd Century Group, Inc. (2) There are being registered under this registration statement such indeterminate number of shares of common stock, preferred stock and securities purchase contracts; such indeterminate principal amount of debt securities; such indeterminate number of warrants to purchase common stock, preferred stock, debt securities, securities purchase contracts and/or units; such indeterminate number of subscription rights; and such indeterminate number of units as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $250,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock, principal amount of debt securities, rights, and warrants as may be issued upon conversion of or exchange for preferred stock, debt securities that provide for conversion or exchange; upon exercise of warrants; pursuant to the terms of any units; or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar events. (3) The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. (4) Each unit will represent an interest in two or more securities, which may or may not be separable from one another. (5) The Registrant previously registered the offer and sale of securities having a maximum aggregate offering price of $250,000,000 pursuant to a registration statement on Form S-3 (File No. 333-270473) initially filed with the Securities and Exchange Commission on March 10, 2023 (the "Prior Registration Statement") and, in connection therewith, paid a filing fee of $27,550. The carryforward securities were sold under the Prior Registration Statement and the filing fee paid thereunder. (6) The Registrant previously registered the offer and sale of securities having a maximum aggregate offering price of $250,000,000 pursuant to a registration statement on Form S-3 (File No. 333-270473) initially filed with the Securities and Exchange Commission on March 10, 2023 (the "Prior Registration Statement") and, in connection therewith, paid a filing fee of $27,550. Of such securities, an aggregate of $102,344,519 remain unsold (the "Unsold Securities"). Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include the Unsold Securities, and the filing fee of $11,278 associated therewith (which amount is based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) is hereby carried forward to be applied to the Unsold Securities and no additional filing fee is due with respect to such Unsold Securities in connection with the filing of this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities pursuant to the Prior Registration Statement shall be deemed terminated as of the date of the effective date of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date